CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #975 to the Registration Statement on Form N-1A of Advisers Series Trust and to the use of our report dated May 29, 2020 on the financial statements and financial highlights of Aasgard Small & Mid-Cap Fund, a series of Advisers Series Trust. Such financial statements and financial highlights appear in the 2020 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 27, 2020